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                                                                       Exhibit D

                                                                  CONFORMED COPY

                              ASSIGNMENT AGREEMENT

        ASSIGNMENT AGREEMENT dated May 17, 2004 (this "ASSIGNMENT") between CENTRAL ASIAN INDUSTRIAL HOLDINGS N.V., a company incorporated under the laws of The Netherlands Antilles (the "ASSIGNOR"), and NRL ACQUISITION CORP., a corporation incorporated under the laws of the State of Delaware (the "ASSIGNEE" and, together with the Assignor, collectively, the "PARTIES" and each, a "PARTY").

                                   WITNESSETH

WHEREAS:

(A) The Assignor is a party to the Master Agreement dated May 9, 2002 between Chaparral Resources, Inc., a corporation organized under the laws of the State of Delaware (the "COMPANY"), and the Assignor (the "MASTER AGREEMENT");

(B) Pursuant to the Master Agreement, the Company and Central Asian Petroleum (Guernsey) Limited, a company organized under the laws of Guernsey, executed and delivered a Promissory Note dated May 10, 2002, having an aggregate face amount of $4,000,000, in favor of the Assignor (the "CAIH NOTE");

(C) In addition to the Master Agreement, the Assignor and the Company entered into the Registration Agreement dated May 10, 2002 (the "REGISTRATION AGREEMENT" and, together with the Master Agreement and the CAIH Note, collectively, the "ASSIGNED AGREEMENTS" and each, individually, an "ASSIGNED AGREEMENT");

(D) The Assignor and the Assignee have entered into a Share Purchase Agreement dated May 17, 2004 (the "SHARE PURCHASE AGREEMENT") on and subject to the terms of which the Assignee has agreed to purchase from the Assignor the Sale Shares (as defined in the Share Purchase Agreement) and to take an assignment of the Assigned Agreements; and

(E) It is a condition to the obligation of the Assignee to pay the Purchase Price (as defined in the Share Purchase Agreement) under the Share Purchase Agreement that the Assignor execute and deliver this Assignment;

        NOW, THEREFORE, to induce the Assignee to enter into the Share Purchase Agreement and perform its obligations thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

        1. Unless otherwise defined in this Assignment, terms defined in the Share Purchase Agreement are used herein as therein defined.


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        2. The Assignor hereby grants, transfers and assigns to the Assignee all of the Assignor's right, title and interest in and to the Assigned Agreements and all of the liabilities and obligations arising under the Assigned Agreements on or after the date of this Assignment, and the Assignee hereby accepts such assignment, agrees that it is a party to the Assigned Agreements in the place of the Assignor and agrees to be bound by the terms of each Assigned Agreement.

        3. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and a Party may execute this Assignment by signing any such counterpart.

        4. No provision of this Assignment shall be waived, amended or modified except by an instrument in writing duly executed by the Assignee and the Assignor.

        5. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any conflicts of laws principles thereof which would result in the application of the laws of another jurisdiction. The provisions of Clause 14.12(b) through (d) (inclusive) of the Share Purchase Agreement shall be incorporated by reference in this Assignment as if set forth in full herein, provided that references in such Clauses to "this Agreement" (and correlative references such as "hereof" and "hereunder") shall be deemed to be references to this Assignment.

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        IN WITNESS WHEREOF, the Parties have executed this Assignment on the date first above written.

                                       Assignor
                                       --------

                                       CENTRAL ASIAN INDUSTRIAL HOLDINGS N.V.

                                       By /s/ Askar Alshinbaev
                                          -------------------------------------
                                          Askar Alshinbaev
                                          Managing Director


                                          Title:


                                       Assignee
                                       --------

                                       NRL ACQUISITION CORP.

                                       By /s/ R. Frederick Hodder
                                          -------------------------------------
                                          R. Frederick Hodder
                                          President

The assignment and transfer effected by this Assignment is hereby consented and agreed to:

CHAPARRAL RESOURCES, INC.

By
   -----------------------------------
   Name:
   Title:

CENTRAL ASIAN PETROLEUM
(GUERNSEY) LIMITED


By
   -----------------------------------
   Name:
   Title: